UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022

Claros Mortgage Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40993	47-4074900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P. 60 Columbus Circle, 20th Floor
New York, New York	10023
(Address of principal executive offices)	(Zip Code)

(212) 484-0050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jai Agarwal will become the Chief Financial Officer, principal financial officer and principal accounting officer of Claros Mortgage Trust, Inc. (the “Company”), effective the day after the filing of the Company’s Annual Report on Form 10-K for the 2021 fiscal year, which is currently estimated to be filed around March 15, 2022. With this appointment, Mr. Agarwal succeeds J. Michael McGillis in these roles, and Mr. McGillis will continue as President of the Company.

Jai Agarwal, 47, served as the Chief Financial Officer, Treasurer and Secretary of Apollo Commercial Real Estate Finance, Inc. (“Apollo”) from May 23, 2016 to January 21, 2022. Prior to joining Apollo in May 2016, he served from 2014 until May 2016 as the chief financial officer and treasurer of CM Finance Inc. Prior to CM Finance Inc., Mr. Agarwal was a senior vice president in Blackstone’s real estate finance group from 2012 to 2014 and director of finance and accounting from 2008 through 2012 at Capital Trust, Inc., the predecessor to Blackstone Mortgage Trust. Prior to that, from 2000 until 2007, Mr. Agarwal held positions in finance and investments at iStar Inc. Mr. Agarwal holds a Bachelor of Commerce from the University of Mumbai.

Because Mr. Agarwal will not be an employee of the Company, he will receive no cash compensation for his services in the offices mentioned above. He is eligible to receive equity award grants under the Company’s 2016 Incentive Award Plan.

Mr. Agarwal was selected to serve as an officer of the Company as a result of his role as Chief Financial Officer of Mack Real Estate Group, LLC (“MREG”) and Mack Real Estate Credit Strategies, L.P. (“MRECS”). Other than as a result of Mr. Agarwal’s relationship with MREG and MRECS, there are no transactions in which Mr. Agarwal has an interest that would be reportable under Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Agarwal, which will require the Company to indemnify him against certain liabilities that may arise as a result of his status or service as an officer. The description of Mr. Agarwal’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 10.7 to the Company’s Amendment No. 2 to Form S-11 filed with the SEC on October 28, 2021 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 25, 2022, the Company issued a press release announcing the appointment of Mr. Agarwal as Chief Financial Officer. The press release has also been posted in the investor relations section of the Company’s website at www.clarosmortgage.com.

The information in this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached to this report as Exhibit 99.1 shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press Release dated February 25, 2022

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date: February 25, 2022	By:	/s/ J. Michael McGillis
J. Michael McGillis
President and Chief Financial Officer